EXHIBIT 3(ii)


                EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES


                     Draft Consolidated Financial Statements

                                  June 30, 1999


                EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES
                        Draft Consolidated Balance Sheets

                                     ASSETS
                                     ------
                                                                       JUNE, 30              DECEMBER, 31
                                                                         1999                    1998
                                                                           $                       $
                                                                  --------------------     -----------------
INTANGIBLE ASSETS:
        Goodwill                                                               92,811                     -

CURRENT ASSETS:
        Cash and cash equivalents                                                   -                   421
        Accounts receivable                                                   954,841                     -
        Inventory                                                             427,104                     -
        Prepaid expenses                                                       28,202                54,794
        Other current assets                                                  188,026                42,010
                                                                  --------------------     -----------------

            Total current assets                                            1,598,173                97,225


PROPERTY, PLANT AND EQUIPMENT, NET                                             92,024                53,643

INVESTMENTS AT COST                                                            44,597                44,597
                                                                  --------------------     -----------------

        TOTAL ASSETS                                                        1,827,605               195,465
                                                                  ====================     =================

                EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES
                        Draft Consolidated Balance Sheets
                                   (continued)



                                   LIABILITIES AND STOCKHOLDERS' EQUITY
                                   ------------------------------------

                                                                       JUNE 30,              DECEMBER 31,
                                                                         1999                    1998
                                                                           $                      $
                                                                  --------------------     -----------------
CURRENT LIABILITIES:
        Bank Overdraft                                                        380,662                65,904
        Accounts payable                                                      763,357               210,488
        Accrued expenses                                                      148,770                47,234
        Accrued income and other taxes                                        316,294                37,625
        Current maturities of long-term obligations                           470,627               524,627
                                                                  --------------------     -----------------

            Total current liabilities                                       2,079,710               885,878
                                                                  --------------------     -----------------

LONG TERM LIABILITIES:
        Notes Payable                                                         941,891               923,209
        Less:  Current maturities of long-term debt                          (470,627)             (524,627)
                                                                  --------------------     -----------------

                Total long term liabilities                                   471,264               398,582
                                                                  --------------------     -----------------


        TOTAL LIABILITIES                                                   2,550,974             1,284,460
                                                                  --------------------     -----------------


STOCKHOLDERS' EQUITY (DEFICIT):

        Common stock, $0.01 par value, 20,000,000 authorized

        shares;  6,519,016 and 5,036,616  issued and outstanding,
        at December 31, 1998 and December 31, 1997, respectively               89,772                65,191
        Additional paid-in capital                                         21,778,006            20,726,382
        Less: subscription receivable                                        (131,787)              (91,214)
        Accumulated deficit                                               (22,459,360)          (21,789,354)
                                                                  --------------------     -----------------

            Total stockholders' equity (deficit)                             (723,369)           (1,088,995)
                                                                  --------------------     -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  1,827,605               195,465
                                                                  ====================     =================




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


                EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES
                   Draft Consolidated Statements of Operations
                                                                              FOR THE PERIODS ENDED
                                                               JUNE 30,             DECEMBER 31,          DECEMBER 31,
                                                                 1999                   1998                  1997
                                                          --------------------   --------------------   -----------------
                                                                   $                      $                    $

REVENUES                                                            1,379,720                 64,000           1,212,352

COST OF SALES                                                         804,512                      -             777,742
                                                          --------------------   --------------------   -----------------

GROSS PROFIT                                                          575,208                 64,000             434,610
                                                          --------------------   --------------------   -----------------

GENERAL & ADMINISTRATIVE
EXPENSES                                                            1,233,943              1,137,997           1,008,355
                                                          --------------------   --------------------   -----------------

OPERATING LOSS                                                       (658,735)            (1,073,997)           (573,745)
                                                          --------------------   --------------------   -----------------

OTHER INCOME AND (EXPENSES)

Profit on extinguishment of debt                                      145,667                      -                   -
Profit/(Loss) on investment                                                 -                      -             (44,800)
Interest expense                                                      (34,423)               (54,290)            (24,304)
                                                          --------------------   --------------------   -----------------

                   Total other income and expenses                    111,244                (54,290)            (69,104)
                                                          --------------------   --------------------   -----------------

INCOME (LOSS) BEFORE INCOME TAXES                                    (547,491)            (1,128,287)           (642,849)
                                                          --------------------   --------------------   -----------------

PROVISION FOR INCOME TAXES                                                100                    100                   -
                                                          --------------------   --------------------   -----------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                         (547,591)            (1,128,387)           (642,849)
                                                          --------------------   --------------------   -----------------

DISCONTINUED OPERATIONS                                              (122,414)              (291,923)                  -
                                                          --------------------   --------------------   -----------------

NET  INCOME (LOSS)                                                   (670,005)            (1,420,310)           (642,849)
                                                          ====================   ====================   =================

NET INCOME (LOSS) PER COMMON SHARE FROM
CONTINUING OPERATIONS                                     $            (0.071)   $            (0.195)   $         (0.128)



                                                     EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES
                                                   Draft Consolidated Statements of Stockholders' Equity
                                                        From January 1, 1997 through June 30, 1999


                                                  Common Stock                                Retained
                                        -------------------------------     Paid-In           Earnings       Subscription
                                            Shares           Amount          Capital          (Deficit)       Receivable
                                        --------------   --------------   --------------   --------------   --------------
Balance January 1, 1997                        76,356    $         764    $  19,601,257    $ (19,559,517)   $           -

Shares issued for services                        570                5              662                -                -

Reverse stock split 117.05941 to 1                  -                -                -                -                -

Shares issued to round up fractions               253                3               (3)               -                -

Free trading stock for services               734,477            7,345          256,126                -                -

Free trading stock for cash                   223,600            2,236          336,869                -                -

Restricted shares issued for cash               2,500               25            9,975                -                -

Eurotelecom Inc. (net of cancellations)
  -restricted shares in a
   stock-for-stock acquisition              3,998,860           39,989                -                -                -

Less: Stock subscription                            -                -                -                -          (40,014)

Cash issued to acquire public shell                 -                -                -         (166,678)               -

Net loss for period ended
 December 31, 1997                                                                              (642,849)               -
                                        --------------   --------------   --------------   --------------   --------------

Balance December 31, 1997                   5,036,616           50,367       20,204,886      (20,369,044)         (40,014)

Shares issued during 1998:
   Consulting services                      1,280,000           12,800          457,200               -                 -
  Employee bonuses                            151,200            1,512           13,608               -                 -
   Subscription agreement                      51,200              512           50,688               -           (51,200)

Net loss for period ended
  December 31, 1998                                 -                -                -       (1,420,310)               -
                                        --------------   --------------   --------------   --------------   --------------

Balance December 31, 1998                   6,519,016    $      65,191    $  20,726,382    $ (21,789,354)   $     (91,214)
                                        ==============   ==============   ==============   ==============   ==============


                                                     EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES
                                                   Draft Consolidated Statements of Stockholders' Equity
                                                        From January 1, 1997 through June 30, 1999

Balance December 31, 1998 b/fwd             6,519,016           65,191       20,726,382      (21,789,354)         (91,214)
Shares issued during the period;
Consulting services                           508,000            5,080          132,215                -                -
Employee bonuses                              346,000            3,460            9,504                -                -
On acquisition of subsidiary                  200,000            2,000           19,800                -                -
Share sale proceeds                         1,341,666           13,417          863,360                -                -
Subscription agreement                         64,420              624           40,168                -          (40,573)

Net loss for the period ended
June 30, 1999                                       -                -                -         (670,005)               -


Balance June 30, 1999                       8,977,102    $      89,772    $  21,778,006    $ (22,459,360)   $    (131,787)
                                        ==============   ==============   ==============   ==============   ==============
